Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Certificate(s) for Shares of Common Stock
or Order Tender of Uncertificated Shares of

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

Tendered Pursuant To Its Offer to Purchase
Dated October 2, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON NOVEMBER 1, 2023 OR SUCH LATER DATE TO WHICH THE OFFER TO
PURCHASE IS EXTENDED (“EXPIRATION DATE”).

The Depositary for the Offer to Purchase is:

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.

Depositary Addresses:

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Computershare Shareholder Services, Inc. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Shareholder Services, Inc. Attn: Voluntary Corporate Actions 150 Royall Street Suite V Canton, MA 02021
DESCRIPTION OF SHARES TENDERED
Name(s) and Addresses of Registered Holder(s): (Please Fill in, if Blank, Exactly as Name(s) Appear(s) on Certificate(s))	Shares Tendered*** (Attach Additional Signed Schedule if necessary)
	Certificate Number(s)*	Total Number of Shares Evidenced by Certificates**	Number of Shares Tendered	Dividend Reinvestment Shares Tendered

Total Shares Tendered

*        Need not be completed by Stockholders who tender Shares by book-entry transfer.

**      Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificates delivered to the Depositary are being tendered. See Instruction 5.

***    If the Shares being tendered are Shares held by the Transfer Agent pursuant to the Fund’s dividend reinvestment plan, Stockholders should so indicate on page 3.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL, CERTIFICATES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

This Letter of Transmittal is to be used (a) if certificates for Shares (as defined below) are to be forwarded herewith, or (b) if uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan are to be tendered, or (c) if tenders are to be made by book-entry transfer to any of the accounts maintained by the Depositary at the Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”) pursuant to the procedure set forth in Section 5, “Procedure for Tendering Shares,” of the Fund’s Offer to Purchase. Stockholders whose certificates are not immediately available or who cannot deliver certificates for Shares (other than uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan) or deliver confirmation of the book-entry transfer of their Shares into the Depositary’s account at the Book-Entry Transfer Facility and all other documents required hereby to the Depositary prior to 5:00 p.m., New York City time, on the Expiration Date, November 1, 2023 or such later date to which the Offer to Purchase is extended, may nevertheless tender their Shares according to the guaranteed delivery procedures set forth in Section 5, “Procedure for Tendering Shares,” of the Fund’s Offer to Purchase. See Instruction 2 below. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:
Account Number:	Transaction Code Number:

If the tendered Shares are being tendered by a Nominee Holder on behalf of its customers, please state the number of customer accounts for whose benefit the tender is made:

☐	CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARYAND COMPLETE THE FOLLOWING:
Name(s) of Registered Owner(s):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
Account Number (if delivered by book - entry transfer):

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING DOCUMENTS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation (the “Fund”), the shares of the Fund’s Common Stock, $0.001 par value per share (the “Shares”) described below, upon the terms and conditions set forth in the Offer to Purchase dated October 2, 2023 receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”), at a purchase price equal to an amount per Share, net to the seller in cash (the “Purchase Price”), equal to 98% of the net asset value in U.S. dollars per Share as of the close of regular trading on the New York Stock Exchange on November 1, 2023 or such later date to which the Offer to Purchase is extended (the “Expiration Date”).

Subject to, and effective upon, acceptance of payment for the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer to Purchase, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer to Purchase (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after November 1, 2023 or such later date to which the Offer to Purchase is extended (the “Expiration Date”)) and irrevocably constitutes and appoints the Fund the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any such dividends, distributions, other Shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Shares (and any such other dividends, distributions, other Shares or securities or rights) or transfer ownership of such Shares (and any such other dividends, distributions, other Shares or securities or rights), together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (b) present such Shares (and any such other dividends, distributions, other Shares or securities or rights) for transfer on the books of the Fund, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other dividends, distributions, other Shares or securities or rights), all in accordance with the terms of the Offer to Purchase.

The undersigned hereby represents and warrants that: (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); and (d) the undersigned has read and agreed to all of the terms of the Offer to Purchase and this Letter of Transmittal.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 6, “Withdrawal or Modification of Tender of Shares for Purchase,” of the Fund’s Offer to Purchase. After the Expiration Date, unless otherwise noted in Section 6 of the Offer, tenders made pursuant to the Fund’s Offer to Purchase will be irrevocable.

THE UNDERSIGNED TENDER ALL UNCERTIFICATED SHARES THAT MAY BE HELD IN THE NAME OF THE REGISTERED HOLDER(S) BY THE FUND’S TRANSFER AGENT PURSUANT TO THE FUND’S DIVIDEND REINVESTMENT PLAN.

___________________ Yes ___________________ No

Note:    If you do not check either of the spaces above, uncertificated Shares, if any, held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan will NOT be tendered.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
NOTE: SIGNATURES MUST BE PROVIDED BELOW.

The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 5, “Procedure for Tendering Shares,” of the Fund’s Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer to Purchase.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may not be required to purchase any of the Shares tendered hereby, or may accept for purchase, pro rata with Shares tendered by other Stockholders, fewer than all of the Shares tendered hereby.

Unless otherwise indicated herein under “Special Payment Instructions,” please return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that either the Special Delivery Instructions or the Special Payment Instructions are completed, please return such certificates to the person or persons so indicated. The undersigned recognizes that the Fund has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Shares so tendered. The undersigned further recognizes that the Special Payment Instructions and the Special Delivery Instructions are not applicable to Shares tendered by book-entry transfer nor to uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan, which Shares may be tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 8)	(See Instruction 8)
To be completed ONLY if certificates for Shares not tendered or not purchased are to be issued in the name of and sent to someone other than the undersigned. Issue Certificate to:

To be completed ONLY if certificates for Shares not tendered or not purchased are to be issued in the name of the undersigned, but sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name:	Mail Certificate to:
(Please Print)
Address:	Name:
(Please Print)
Address:
(City, State, Zip Code) (Complete Substitute Form W-9) (Tax Identification (Social Security) Number)	(City, State, Zip Code)

SIGN HERE (IMPORTANT: COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 HEREIN)

(Signature(s) of Stockholder(s))
Dated:

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 6.)

Name(s)

(Please Print)
Capacity (Full Title)
Address

City	State	Zip Code
Area Code and Telephone Number
Employer Identification or Social Security Number

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 6)

Authorized Signature(s)
Name
(Please Print)
Name of Firm
Address

City	State	Zip Code
Dated:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Repurchase Offer

1. Guarantee of Signatures.    No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” herein, or (ii) if such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank, credit union, savings association or trust company having an office, branch or agency in the United States, or other entity which is a member in good standing of a stock transfer association’s approved medallion program (each being hereinafter referred to as an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.    This Letter of Transmittal is to be used only (a) if certificates are to be forwarded herewith, (b) if uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan are to be tendered, or (c) if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in Section 5, “Procedure for Tendering Shares,” of the Fund’s Offer to Purchase. Certificates for all physically tendered Shares, or confirmation of a book-entry transfer in the Depositary’s account at the Book- Entry Transfer Facility of Shares tendered by book-entry transfer, together, in each case, with a properly completed and duly executed Letter of Transmittal or facsimile thereof with any required signature guarantees, any other documents required by this Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to 5:00 p.m., New York City time, on the Expiration Date. Stockholders whose certificates are not immediately available or who cannot deliver Shares and all other required documents to the Depositary prior to 5:00 p.m., New York City time, on the Expiration Date, or whose Shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer prior to the Expiration Date, may tender their Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile thereof), which must be received by the Depositary prior to the Expiration Date, and by otherwise complying with the guaranteed delivery procedures set forth in Section 5, “Procedure for Tendering Shares,” of the Fund’s Offer to Purchase. Pursuant to such procedures, the certificates for all physically tendered Shares, or confirmation of book-entry transfer, as the case may be, as well as a properly completed and duly executed Letter of Transmittal, all other documents required by this Letter of Transmittal must be received by the Depositary within two business days after receipt by the Depositary of such Notice of Guaranteed Delivery, all as provided in Section 5, “Procedure for Tendering Shares,” of the Fund’s Offer to Purchase.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL, CERTIFICATES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund’s Offer to Purchase. All tendering Stockholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance for payment of Shares.

3. Lost Certificates.    In the event that any Stockholder is unable to deliver to the Depositary the Fund Certificate(s) representing his, her or its Shares due to the loss or destruction of such Certificate(s), such fact should be included on the face of this Letter of Transmittal. In such case, the Stockholder should also contact the Depositary, at their number 1-888-728-8784, to report the lost securities. The Depositary will forward additional documentation which such stockholder must complete in order to effectively surrender such lost or destroyed Certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed Certificates, but surrenders hereunder regarding such lost certificates will be processed only after such documentation has been submitted to and approved by the Depositary.

4. Inadequate Space.    If the space provided is inadequate, the certificate numbers and/or number of Shares should be listed on a separate, signed schedule attached hereto.

5. Partial Tenders and Unpurchased Shares.    (Not applicable to Stockholders who tender by book-entry transfer.) If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the column entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in the “Special Payment Instructions” or “Special Delivery Instructions” boxes in this Letter of Transmittal, as soon as practicable after the Expiration Date of the Offer to Purchase. All Shares represented by certificates listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) on the face of the certificates.

(b) If any of the tendered Shares are held of record by two or more joint holders, ALL such holders must sign this Letter of Transmittal.

(c) If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many Letters of Transmittal as there are different registrations of certificates.

(d) If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made, or the certificates for Shares not tendered or purchased are to be issued, to a person other than the registered holder(s), in which case the endorsements or signatures on the stock powers, as the case may be, must be signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

(e) If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act.

(f) If this Letter of Transmittal is signed by a person(s) other than the registered holder(s) of the certificates listed and transmitted hereby, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear on the certificates. Signatures on such certificates of stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

7. Stock Transfer Taxes.    Except as set forth in this Instruction 7, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and the Fund will pay all stock transfer taxes, if any, with respect to the transfer and sale of Shares to it pursuant to the Offer. If, however, payment of the repurchase price is to be made to, or (in the circumstances permitted by the Fund’s Offer to Purchase) if Shares not tendered or not purchased are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be the responsibility of the transferor and proper evidence of the payment of such taxes, or exemption therefrom, will need to be submitted to the Agent.

8. Special Payment and Delivery Instructions.    If certificates for Shares not tendered or not purchased are to be issued in the name of a person other than the person signing this Letter of Transmittal or if such certificates are to be sent to someone other than the person signing this Letter of Transmittal or to the person signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed. Signatures must be guaranteed by an Eligible Institution. See also Instruction 1.

9. Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Shares (i) determined by it not to be in proper form or (ii) the acceptance of or payment for which may, in the opinion of the

Fund’s counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in tender of any particular Shares or Stockholder, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Neither the Fund, the Depositary, the Information Agent nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

10. Requests for Assistance and Additional Copies.    Requests for assistance should be directed to, and additional copies of the Fund’s Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Information Agent at the address set forth at the end of this Letter of Transmittal or from your broker, dealer, commercial bank, trust company, or other nominee. The Information Agent will also provide Stockholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8BEN) or a Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States (W-8ECI).

11. Backup Withholding.    Each Stockholder that desires to participate in the Offer to Purchase must, unless an exemption applies, provide the Depositary with the Stockholder’s taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the Stockholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding.

Stockholders are required to give the Depositary the taxpayer identification number of the record owner of the Shares by completing the Substitute Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” which immediately follow the Substitute Form W-9.

If backup withholding applies, the Depositary is required to withhold 24% of any payment made to the Stockholder with respect to Shares purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the Stockholder from the Internal Revenue Service.

Certain Stockholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a Stockholder must generally submit a properly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, attesting to that person’s exempt status. A Stockholder would use a Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use a Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A foreign Stockholder (a “Non-U.S. Stockholder”) may also use a Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

A STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

12. Withholding for Non-U.S. Stockholders.    Even if a Non-U.S. Stockholder has provided the required certification to avoid backup withholding, the Depositary will withhold U.S. federal income taxes equal to 30% of the gross payments payable to a Non-U.S. Stockholder or his or her agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-U.S. Stockholder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Stockholder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8ECI.

The Depositary will determine a shareowner’s status as a Non-U.S. Stockholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Forms W-8BEN or W-8ECI) unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Stockholder may be eligible to obtain a refund of all or a portion of any tax withheld if such shareowner satisfies certain requirements or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or a treaty-reduced rate of withholding. Non-U.S. Stockholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

IMPORTANT: This Letter of Transmittal or a manually signed facsimile thereof (together with certificates for Shares and all other required documents) or the Notice of Guaranteed Delivery must be received by the Depositary prior to 5:00 p.m., New York City time, on the Expiration Date, at the appropriate address set forth below:

The Depositary for the Repurchase Offer is:

COMPUTERSHARE INC. AND COMPUTERSHARE
TRUST COMPANY, N.A.

Depositary Addresses:
By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Computershare Shareholder Services, Inc. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Shareholder Services, Inc. Attn: Voluntary Corporate Actions Suite V 150 Royall Street Canton, MA 02021

Any questions or requests for assistance or additional copies of this Letter of Transmittal, the Fund’s Offer to Purchase, the Notice of Guaranteed Delivery and other accompanying materials may be directed to the Information Agent at its telephone number and location listed below. Stockholders may also contact their broker, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

GEORGESON LLC.
1290 Avenue of the Americas
9th Floor
New York, New York 10104
Toll Free: 1-877-668-1646